Exhibit 99.1

NEWS RELEASE

For Immediate Distribution Contact:

Shawn Salvatore orCamille Dager

Harris, Baio & McCullough
(215) 440-9800

Rockwood to Acquire Pigments and Dispersions Business

Princeton, NJ (July 23, 2004) – Rockwood Specialties Group, Inc.’s subsidiary, Rockwood Pigments (UK) Limited, has entered into a definitive agreement to acquire the Pigments and Dispersions business of Johnson Matthey Plc for approximately $50 million.  The transaction, which is subject to regulatory clearance, is expected to close by the end of the third quarter and will be financed from existing external financing sources.

The Pigments and Dispersions business is a leading producer of transparent iron oxide pigments and dispersions, color concentrates and complex inorganic color pigments servicing the surface and wood coatings, plastics, building materials and printing inks markets.  The business has 280 employees world wide and annual sales of approximately $70 million.

Seifi Ghasemi, Rockwood Chairman and C.E.O., said, “This acquisition is an important addition to our global pigments business and demonstrates Rockwood’s ongoing commitment to the creation of a world-class global specialty chemicals company.”

The acquisition includes manufacturing facilities in Kidsgrove, U.K., Sudbury, U.K., and Braeside, Victoria, Australia, as well as sales offices in other parts of the world.

According to Ronald Rapaport, Managing Director of Rockwood Pigments Division, “We are very excited to acquire this highly regarded business and to expand our technology base and range of pigments and dispersions for our worldwide customer base.  The business brings a motivated, experienced team to our organization and will be managed by Andrew Ross, Managing Director of Rockwood Pigments Europe/Asia Pacific.”

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Headquartered in Beltsville, Maryland, Rockwood’s Pigments Division is the second largest worldwide supplier of synthetic iron oxide pigments to the construction, coatings, plastics and specialties markets.  Additional manufacturing sites are located in the United States, Europe and China with sales offices in Singapore and Shanghai, China.  The Pigments Division is a subsidiary of Rockwood Specialties Group, Inc., Princeton, New Jersey, U.S.A.

Rockwood Specialties Group, Inc. is a world-class specialty chemicals and advanced materials company.  It recently announced entering into an agreement to acquire four specialty chemicals and advanced materials businesses, comprising the Dynamit Nobel group (excluding its plastics division), from MG Technologies.  With the pending acquisition of these Dynamit Nobel businesses, Rockwood will have sales of more than $2.5 billion and a worldwide employee base of 10,000 people.  The company focuses on global niche segments of the specialty chemicals and advanced material markets, including pigments, surface treatment, fine chemicals, ceramics, custom synthesis, performance additives, specialty compounds and electronics.  For more information on Rockwood, please visit www.rocksp.com.

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Except for historical information contained herein, the information set forth in this communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Specialties Group, Inc. and its subsidiaries (“Rockwood”).  Words such as “anticipates,” “believes,” “estimates,” “expects,” forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including the statements referring to the prospects and future performance of Rockwood, the acquisition of the Pigments and Dispersion business, or the four businesses of Dynamit Nobel that Rockwood has agreed to acquire. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in our 2003 Form 10-K on file with the Securities and Exchange Commission.  Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.